EXHIBIT 4





                              E'town Corporation


                                  $30,000,000


                    7.69% Senior Notes due February 1, 2010




                               ________________


                            Note Purchase Agreement

                               ________________




                         Dated as of February 1, 2000












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                                      -2-
                               Table of Contents

Section                        Heading                         Page

Section 1.      Authorization of Notes............................1


Section 2.      Sale and Purchase of Notes........................1


Section 3.      Closing...........................................1


Section 4.      Conditions to Closing.............................2

    Section 4.1.  Representations and Warranties..................2
    Section 4.2.  Performance; No Default.........................2
    Section 4.3.  Compliance Certificates.........................2
    Section 4.4.  Opinions of Counsel.............................2
    Section 4.5.  Purchase Permitted by Applicable Law, etc.......3
    Section 4.6.  Governmental Approvals..........................3
    Section 4.7.  Payment of Special Counsel Fees.................3
    Section 4.8.  Private Placement Number........................3
    Section 4.9.  Changes in Corporate Structure..................3
    Section 4.10. Proceedings and Documents.......................3

Section 5.      Representations and Warranties of the Company.....4

    Section 5.1.  Organization; Power and Authority...............4
    Section 5.2.  Authorization, etc..............................4
    Section 5.3.  Disclosure......................................4
    Section 5.4.  Organization and Ownership of Shares of
                  Subsidiaries....................................4
    Section 5.5.  Financial Statements............................5
    Section 5.6.  Compliance with Laws, Other Instruments, etc....5
    Section 5.7.  Governmental Authorizations, etc................5
    Section 5.8.  Litigation; Observance of Statutes and Orders...5
    Section 5.9.  Taxes...........................................6
    Section 5.10. Title to Property; Leases.......................6
    Section 5.11. Licenses, Permits, etc..........................6
    Section 5.12. Compliance with ERISA...........................6
    Section 5.13. Private Offering by the Company.................7
    Section 5.14. Use of Proceeds; Margin Regulations.............7
    Section 5.15. Existing Indebtedness...........................8
    Section 5.16. Foreign Assets Control Regulations, etc.........8
    Section 5.17. Status under Certain Statutes...................8
    Section 5.18. Year 2000 Compliant.............................8

Section 6.      Representations of the Purchaser..................8

    Section 6.1.  Purchase for Investment.........................8
    Section 6.2.  Source of Funds.................................9

Section 7.      Information as to Company........................10

    Section 7.1.  Financial and Business Information.............10
    Section 7.2.  Officer's Certificate..........................12
    Section 7.3.  Inspection.....................................13

Section 8.      Prepayment of the Notes..........................13

    Section 8.1.  Prepayments....................................13
    Section 8.2.  Optional Prepayments with Make-Whole Amount....13
    Section 8.3.  Allocation of Partial Prepayments..............14
    Section 8.4.  Maturity; Surrender, etc.......................14
    Section 8.5.  Purchase of Notes..............................14
    Section 8.6.  Make-Whole Amount..............................14

Section 9.      Affirmative Covenants............................16

    Section 9.1.  Compliance with Law............................16
    Section 9.2.  Insurance......................................16
    Section 9.3.  Maintenance of Properties......................16
    Section 9.4.  Payment of Taxes...............................16
    Section 9.5.  Corporate Existence, etc.; Maintenance of
                  Ownership of Elizabethtown Water Company.......17
    Section 9.6.  Year 2000 Compliance...........................17

Section 10.     Negative Covenants...............................17

    Section 10.1. Transactions with Affiliates...................17
    Section 10.2. Merger, Consolidation, etc.....................17
    Section 10.3. Fixed Charges Coverage Ratio...................18
    Section 10.4. Consolidated Common Shareholders' Equity.......18
    Section 10.5. Consolidated Debt..............................18
    Section 10.6. Liens..........................................18
    Section 10.7. Sale of Assets of Elizabethtown Water Company and
                  The Mount Holly Water Company..................18
    Section 10.8. Restricted Investments.........................19

Section 11.     Events of Default................................19


Section 12.     Remedies on Default, Etc.........................21

    Section 12.1. Acceleration...................................21
    Section 12.2. Other Remedies.................................21
    Section 12.3. Rescission.....................................22
    Section 12.4. No Waivers or Election of Remedies, Expenses, etc
                  22

Section 13.     Registration; Exchange; Substitution of Notes....22

    Section 13.1. Registration of Notes..........................22
    Section 13.2. Transfer and Exchange of Notes.................22
    Section 13.3. Replacement of Notes...........................23

Section 14.     Payments on Notes................................23

    Section 14.1. Place of Payment...............................23
    Section 14.2. Home Office Payment............................24

Section 15.     Expenses, Etc....................................24

    Section 15.1. Transaction Expenses...........................24
    Section 15.2. Survival.......................................24

Section 16.     Survival of Representations and Warranties; Entire
                Agreement........................................24


Section 17.     Amendment and Waiver.............................25

    Section 17.1. Requirements...................................25
    Section 17.2. Solicitation of Holders of Notes...............25
    Section 17.3. Binding Effect, etc............................25
    Section 17.4. Notes Held by Company, etc.....................26

Section 18.     Notices..........................................26


Section 19.     Reproduction of Documents........................26


Section 20.     Confidential Information.........................27


Section 21.     Substitution of Purchaser........................28


Section 22.     Miscellaneous....................................28

    Section 22.1. Successors and Assigns.........................28
    Section 22.2. Payments Due on Non-Business Days..............28
    Section 22.3. Severability...................................28
    Section 22.4. Construction...................................28
    Section 22.5. Counterparts...................................28
    Section 22.6. Governing Law..................................29

Signatures.......................................................30



Schedule A         Information Relating To Purchaser

Schedule B         Defined Terms

Schedule 5.3       Financial Statements and Other Information

Schedule 5.4       Subsidiaries of the Company and Ownership of Subsidiary
Stock

Schedule 5.15      Existing Indebtedness

Exhibit 1          Form of 7.69% Senior Note due February 1, 2010

Exhibit 4.4(a)     Form of Opinion of  Counsel to the Company

Exhibit 4.4(b)     Form of Opinion of Special New York Counsel for the Company

Exhibit 4.4(c)     Form of Opinion of Special Counsel to the Purchaser



E'town Corporation                          Note Purchase Agreement



                              E'town Corporation
                               600 South Avenue
                       Westfield, New Jersey 07091-0788


                    7.69% Senior Notes due February 1, 2010


                                                                    Dated as of
                                                               February 1, 2000
Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017-3263

Ladies and Gentlemen:

      E'town Corporation, a New Jersey corporation (the "Company"), agrees with you as follows:

Section 1.   Authorization of Notes.

      The Company will authorize the issue and sale of $30,000,000 aggregate principal amount of its 7.69% Senior Notes due February 1, 2010 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2.   Sale and Purchase of Notes.

      Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.

Section 3.   Closing.

      The sale and purchase of the Notes to be purchased by you shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the "Closing") which shall take place on February 11, 2000 or on such other Business Day thereafter on or prior to February 25, 2000 as may be agreed upon by the Company and you. At the Closing the Company will deliver to you the Notes to be purchased by you on such date in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2083605002512 at First Union National Bank, Newark, New Jersey, ABA number 031201467. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

Section 4.   Conditions to Closing.

      Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

 Section 4.1.  Representations   and  Warranties.   The   representations   and
warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

 Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

 Section 4.3.  Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

 Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Walter M. Braswell, Esq., Secretary of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from Winthrop, Stimson, Putnam & Roberts, special New York counsel for the Company, covering the matters set forth in Exhibit 4.4(b), and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (c)from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

 Section 4.5.  Purchase  Permitted by  Applicable  Law, etc. On the date of the
Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

 Section 4.6. Governmental Approvals. The Company shall have received all necessary consents, authorizations and approvals from all Governmental Authorities, if any, necessary for the execution, delivery and performance by the Company of this Agreement and the Notes, and any such consent, authorization or approval shall be final and unappealable.

 Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

 Section 4.8. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

 Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation (other than the pending merger between the Company and Thames Water plc. described in the Company's Current Report on Form 8-K dated November 21, 1999 included in the Investor Packet, as defined in Section 5.3 hereof) and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 5.   Representations and Warranties of the Company

      The Company represents and warrants to you that:

 Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

 Section 5.2. Authorization, etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 Section 5.3. Disclosure. The Company, through its agent, A.G. Edwards & Sons, Inc., has delivered to you the financial statements and other information listed in Schedule 5.3 (the "Investor Packet"), relating to the transactions contemplated hereby. This Agreement and the Investor Packet (other than items 1 and 8 through 11 on Schedule 5.3, as to which items the Company makes no representation), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Investor Packet, since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

 Section 5.4.  Organization   and   Ownership   of  Shares   of   Subsidiaries.
(a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

    (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

    (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

 Section 5.5. Financial Statements. The consolidated financial statements of the Company and its Subsidiaries included as part of the Investor Packet (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of their respective dates and the consolidated results of their operations and cash flows for their respective periods and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

 Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

 Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority (including, without limitation, the New Jersey Board of Public Utilities) is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

 Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in the Investor Packet, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

    (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

 Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves (if any) in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service for all fiscal years up to and including the fiscal year ended December 31, 1995.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

    (b) The projected benefit obligation under each of the Plans (other than Multiemployer Plans), determined as of December 31, 1998 in accordance with Financial Accounting Standards Board Statement No. 87, is as disclosed in the Company's filings with the Securities and Exchange Commission under the Exchange Act included in the Investor Packet and does not exceed the fair value of the assets of such Plan as of such date. To the best of the Company's knowledge, the projected benefit obligation under each of the Plans (other than Multiemployer Plans) as of December 31, 1999, determined in accordance with Financial Accounting Standards Board Statement No.87, does not exceed the fair value of the assets of such Plan as of such date by an amount that is Material.

    (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

    (d) The expected post retirement benefit obligation (determined as of December 31, 1998 in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is $7,938,000. To the best of the Company's knowledge, there has been no material adverse change since December 31, 1998 in the expected post retirement benefit obligation (determined in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries.

    (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and not more than seven (7) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to (i) refinance existing short-term indebtedness and (ii) to fund future capital expenditures for water and wastewater systems. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR
224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not own or presently intend to carry or purchase any margin stock. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

Section 5.15.  Existing  Indebtedness.  Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of January 31, 2000, since which date there has been no
Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $500,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Year 2000 Compliant. The Company reasonably believes that the internal computer systems of the Company and its Subsidiaries are Year 2000 Compliant in all Material respects and that the advent of the year 2000 and its impact on said internal computer systems has not resulted, and is not reasonably expected to result, in a Material Adverse Effect. The term "Year 2000 Compliant" means that all computer applications and equipment containing embedded microchips material to the business and operations of the Company and its Subsidiaries are able to recognize correctly and perform properly date-sensitive functions for all dates before and after January 1, 2000 or, alternatively, the Company and its Subsidiaries have designed and implemented contingency plans so that any failure of their computer applications and equipment to recognize correctly or to perform properly such functions for such dates will not reasonably be expected to have a Material Adverse Effect.

Section 6.   Representations of the Purchaser.

 Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

 Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or
      (ii) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V(b) of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V(a) of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
      (c); or

          (d)   the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

      If a proposed transferee of the Notes identifies a plan pursuant to paragraph (b), (c) or (e) above, the Company shall deliver a certificate on or prior to the date of any transfer of the Notes to such transferee, which certificate shall either state that (i) it is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or
(e) above, or (ii) with respect to any plan,  identified  pursuant to paragraph
(c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at this time, and during the immediately preceding one year has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 7.   Information as to Company

 Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements- promptly, and in any event, within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

              (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the
      Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements - promptly, and in any event, within 105 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

              (ii)   consolidated    statements    of   income,    changes   in
           shareholders'   equity  and  cash  flows  of  the  Company  and  its
           Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
      Section 7.1(b);

          (c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission, and (iii) a copy of each Annual Report of each of Elizabethtown Water Company and The Mount Holly Water Company delivered to the New Jersey Board of Public Utilities;

          (d) Notice of Default or Event of Default - promptly following, and in any event within five Business Days after a Responsible Officer becoming aware of, the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters - promptly following, and in any event within five Business Days after a Responsible Officer becoming aware of, any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as then in effect on the date hereof; or

              (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

             (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

          (f) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

 Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

 Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often (but not more than twice by any such holder within any 12 month period) as may be reasonably requested in writing; and

          (b) Default - if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and their independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8.   Prepayment of the Notes.

 Section 8.1. Prepayments. The entire outstanding principal amount of the Notes shall be due on February 1, 2010. Except as set forth in Section 8.2, the Notes may not be prepaid prior to maturity at the option of the Company.

 Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, and accrued interest thereon to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

 Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

 Section 8.4. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

 Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

 Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

           "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
      Section 12.1, as the context requires.

           "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

           "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Dow Jones Markets, a division of Dow & Jones Company, Telerate Access Service (or such other display as may replace Page 678 on the Telerate Access Service) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

           "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            Remaining Scheduled Payments means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

           "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9.   Affirmative Covenants.

      The Company covenants that so long as any of the Notes are outstanding:

 Section 9.1. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, provided that such compliance with any such law, ordinance, rule or regulation by the Company or any Subsidiary shall not be required to the extent that the applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary and such contest would not reasonably be expected to have a Material Adverse Effect.

 Section 9.2.  Insurance.   The  Company  will  and  will  cause  each  of  its
Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

 Section 9.3. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

 Section 9.4. Payment of Taxes. The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

 Section 9.5. Corporate Existence, etc.; Maintenance of Ownership of Elizabethtown Water Company. (a) Except as permitted by Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Utility Subsidiaries (unless merged into the Company or a Utility Subsidiary) and all rights and franchises of the Company and its Utility Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

    (b) The Company will at all times own and hold 100% of the shares of the outstanding common stock of Elizabethtown Water Company.

  Section 9.6 Year 2000 Compliance. The Company shall continue to take all necessary steps to ensure that the "Year 2000 Problem" (that is, the risk that computer applications or equipment containing embedded microchips are unable to recognize correctly and perform properly date-sensitive functions involving all dates before and after January 1, 2000), will not have a Material Adverse Effect.

Section 10.  Negative Covenants.

      The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

Section 10.2. Merger, Consolidation, etc. The Company shall not consolidate with or merge with any other corporation unless:

          (a) the successor formed by such consolidation or the survivor of such merger, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) if the Company is not the Successor Corporation, (i) such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, in form and substance reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (c)   immediately after giving effect to such transaction:

               (i)   no Default or Event of Default would exist, and

              (ii) the Successor Corporation would be in compliance with the provisions of Section 10.5 hereof if the ratio specified thereunder were calculated as of the date of such transaction and after giving effect thereto.

Section 10.3. Fixed Charges Coverage Ratio. The Company will not, at the end of any fiscal quarter of the Company, permit the Fixed Charges Coverage Ratio to be less than 1.5 to 1.

Section 10.4. Consolidated Common Shareholders' Equity. The Company will not, at any time, permit Consolidated Common Shareholders' Equity to be less than $165,000,000.

Section 10.5. Consolidated Debt. The Company will not at the end of any calendar year permit the ratio of (a) the sum of (i) Consolidated Debt plus
(ii) the aggregate Redeemable Preferred Stock of the Company and its Subsidiaries outstanding on such date, minus $10,000,000, to (b) the sum of
(i) Consolidated Debt plus (ii) the aggregate Preferred Stock of the Company and its Subsidiaries outstanding on such date plus (iii) Consolidated Common Shareholders' Equity, to exceed 0.65 to 1.

Section 10.6. Liens. The Company will not directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Consensual Lien on or with respect to any of the common stock of Elizabethtown Water Company, or any income or profits therefrom, or assign or otherwise convey any right to receive such income or profits.

Section 10.7. Sale of Assets of Elizabethtown Water Company and The Mount Holly Water Company. The Company will not permit Elizabethtown Water Company or its Subsidiary, The Mount Holly Water Company, to make any Asset Disposition unless:

          (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of (i) the Company and (ii) Elizabethtown Water Company or Mount Holly Water Company, as the case may be; and

          (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

          (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring on or after December 22, 1997 would not exceed 25% of Consolidated Assets of Elizabethtown Water Company as of December 31, 1997.

If the Net Proceeds Amount for any Transfer is applied to (i) a Debenture Indenture Application, (ii) a Debt Prepayment Application, or (iii) a Property Reinvestment Application, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.7 as of any date, shall be deemed not to be an Asset Disposition.

Section 10.8.  Restricted Investments.

    (a) Limitation. The Company will not, and will not permit any of its Subsidiaries to, declare, make or authorize any Restricted Investment unless immediately after giving effect to such action:

          (i) the aggregate value of all Restricted Investments of the Company and its Subsidiaries (valued immediately after such action) would not exceed $30,000,000; and

         (ii)   no Default or Event of Default would exist.

    (b) Investments of Subsidiaries. Each Person which becomes a Subsidiary of the Company after the date of the Closing will be deemed to have made, on the date such Person becomes a Subsidiary of the Company, all Restricted Investments of such Person in existence on such date.

Section 11.  Events of Default.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
      (a) and (b) of this Section 11) and such default is not remedied within 30 Business Days; or

          (d) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (e) either (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or Make-Whole Amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (f) the Company or any Principal Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
      (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (g) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Principal Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Principal Subsidiaries, or any such petition shall be filed against the Company or any of its Principal Subsidiaries and such petition shall not be dismissed within 60 days; or

          (h) a final judgment or judgments for the payment of money aggregating in excess of 5% of Consolidated Total Assets are rendered against one or more of the Company and its Principal Subsidiaries and are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (i) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the Company or any ERISA Affiliate shall have incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (iv) the Company or any ERISA Affiliate incurs withdrawal liability in connection with the withdrawal from any Multiemployer Plan, or (v) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; provided, however, none of the events described in clauses (i) through (v) above shall constitute an Event of Default unless any such event or events described in clauses
      (i) through (v) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(i), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12.  Remedies on Default, Etc.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (f) or (g) of Section 11 (other than an Event of Default described in clause (i) of paragraph (f) or described in clause
(vi) of paragraph (f) by virtue of the fact that such clause encompasses clause (i) of paragraph (f)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

    (b) If any other Event of Default has occurred and is continuing, any holder or holders of at least 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by written notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

    (c)  If  any  Event  of  Default  described  in  paragraph  (a)  or  (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Note s becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this
Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13.  Registration; Exchange; Substitution of Notes.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or participation as you have made pursuant to Section 6.2, provided that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, you or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.  Payments on Notes.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Westfield, New Jersey at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

Section 15.  Expenses, Etc.

Section 15.1.  Transaction   Expenses.   Whether   or  not   the   transactions
contemplated  hereby  are  consummated,  the  Company  will pay all  costs  and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.  Survival of Representations and Warranties; Entire Agreement.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.  Amendment and Waiver.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver
of  the  notice  periods  in  Section 8  hereof,   any  of  the  provisions  of
Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8 (other than the notice periods therein), 11(a), 11(b), 12, 17 or 20.

Section 17.2.  Solicitation of Holders of Notes.

    (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

    (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.  Notices.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

         (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

        (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.  Reproduction of Documents.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.  Confidential Information.

      For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(v) any federal or state  regulatory  authority having  jurisdiction  over you,
(vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation involving or related to the Company, this Agreement or the Notes to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20.

Section 21.  Substitution of Purchaser.

      You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

Section 22.  Miscellaneous.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 22.3.  Severability.   Any   provision  of  this   Agreement   that  is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                   * * * * *




      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                  Very truly yours,

                                  E'town Corporation


                                  By
                                    [Title]


The foregoing is hereby
agreed to as of the
date thereof.

Teachers Insurance and Annuity
Association of America



By
---------------------------------------
    Its



                                  Schedule A
                         (to Note Purchase Agreement)
                       Information Relating to Purchaser


   Name and Address of Purchaser     Principal Amount of Notes to Be
                                                Purchased
Teachers Insurance and Annuity                  $30,000,000
  Association of America
730 Third Avenue
New York, New York  10017-3263

Payments

All payments on or in respect of the Notes to be made in immediately available funds (identifying each payment as E'town Corporation) through the Automated Clearing House System to:

      The Chase Manhattan Bank
      ABA #021-000-021
      New York, New York
      Account Number 900-9-000200
      For Further Credit to the TIAA Account Number G07040
      Reference:  PPN#/Maturity Date/Coupon Rate/P&I Breakdown

with sufficient information to identify the source and application of such funds.

Notices

Contemporaneous with the above electronic funds transfer, advice setting forth (a) the full name, private placement number, and coupon rate;
(b) allocation of payment between principal, interest, premium and any special payment; and (c) name and address of Bank from which wire transfer was sent, shall be delivered, mailed, or telecopied to:

      Teachers Insurance and Annuity Association of America
      730 Third Avenue
      New York, New York  10017-3206
      Attention:  Securities Accounting Division
      Telephone:  (212) 916-4188
      Telefacsimile:  (212) 916-6955

All other notices and communications to be addressed to:

      Teachers Insurance and Annuity Association of America
      730 Third Avenue, 4th Floor
      New York, New York  10017-3206
      Attention:  Jose Almonte, Securities Division
      Telephone: (212) 916-6539 (Analyst's Number) or (212) 490-9000 (General Number)
      Telefacsimile:  (212) 916-6667 (Team Fax Number)

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1624203




                                     B-11

                                  Schedule B
                         (to Note Purchase Agreement)
                                 Defined Terms

General Provisions

      Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

Definitions

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Asset Disposition" means any Transfer except:

          (a)   any

               (i) Transfer from a Subsidiary of Elizabethtown Water Company to Elizabethtown Water Company or a Wholly-Owned Subsidiary of Elizabethtown Water Company;

              (ii)   Transfer   from   Elizabethtown   Water   Company   to   a
           Wholly-Owned Subsidiary of Elizabethtown Water Company; and

             (iii) Transfer from Elizabethtown Water Company to a Subsidiary of Elizabethtown Water Company (other than a Wholly-Owned Subsidiary of Elizabethtown Water Company) or from a Subsidiary of Elizabethtown Water Company to another Subsidiary of Elizabethtown Water Company (other than a Wholly-Owned Subsidiary of Elizabethtown Water Company), which in either case is for Fair Market Value, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

          (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
      (ii) pipes and other utility plant assets, equipment, vehicles, fixtures, supplies or materials no longer required in the operation of the business of Elizabethtown Water Company or any Subsidiary of Elizabethtown Water Company or that is worn out, permanently unserviceable or obsolete.

      "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New
York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Newark, New Jersey or New York, New York are required or authorized to be closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

      "Closing" is defined in Section 3.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" means E'town Corporation, a New Jersey corporation.

      "Confidential Information" is defined in Section 20.

      "Consensual Lien" means any Lien that is voluntarily agreed to or consented to by the Company or that has been granted or created by the Company for the benefit of any other Person.

      "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

      "Consolidated Common Shareholders' Equity" means, at any time,

          (a) the sum of (i) the par value (or value stated on the books of the corporation) of the common stock of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, provided that there shall be excluded from this clause (a) treasury stock and common stock subscribed and unissued, minus

          (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

      "Consolidated Debt" means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

      "Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

      "Consolidated Net Income" means, with reference to any period, the income (or loss) of the Company and its Subsidiaries for such period, before Distributions paid during such period by the Company and its Subsidiaries (taken as a cumulative whole excluding Extraordinary Items), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

      "Consolidated Operating Revenues" means, for any period, the operating revenues of the Company and its Subsidiaries which would be shown as operating revenues on a consolidated statement of income of the Company and its Subsidiaries for such period prepared in accordance with GAAP.

      "Debenture Indenture Application" means, with respect to any Transfer of property, the application by Elizabethtown Water Company within 365 days of such Transfer of the Net Proceeds Amount with respect to such Transfer in accordance with Section 5.08 (and the related definitions) of the Indenture dated as of October 15, 1988 between Elizabethtown Water Company and Citibank, N.A., as trustee, as amended through the date of the Closing (or any provision of any other Debenture Indenture which is substantially the same as such Section 5.08 (and the related definitions)).

      "Debenture Indentures" means (i) the Indentures pursuant to which the Debentures of Elizabethtown Water Company listed on Schedule 5.15 were issued and are outstanding, and (ii) substantially similar Indentures pursuant to which future series of the Debentures of Elizabethtown Water Company may be issued.

      "Debt" means, with respect to any Person, without duplication,

          (a)   its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)   its Capital Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Debt Prepayment Application" means, with respect to any Transfer of property, the application within 180 days of such Transfer (other than in a Debenture Indenture Application) of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Debt of the Subsidiary of the Company making such Transfer, Elizabethtown Water Company or any Wholly-Owned Subsidiary (other than Debt owing to the Company, any of its Subsidiaries or any Affiliate and Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Debt).

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by The Bank of New York in New York, New York as its "base" or "prime" rate.

      "Disposition Value" means, at any time, with respect to any property

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

      "Distribution" means, in respect of any corporation, association or other business entity dividends paid on Preferred Stock of such corporation, association or other business entity (except distributions in such stock or other equity interest).

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA"  means the Employee  Retirement  Income  Security Act of 1974, as
amended  from  time  to  time,  and  the  rules  and  regulations   promulgated
thereunder from time to time in effect.

      "ERISA   Affiliate"   means  any  trade  or  business   (whether  or  not
incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

      "Event of Default" is defined in Section 11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Extraordinary Items" shall mean extraordinary items as defined and determined in accordance with GAAP.

      "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

      "Fixed  Charges"  means,   with  respect  to  any  period,   the  sum  of
(a) Interest Charges for such period plus (b) Lease Rentals for such period.

      "Fixed Charges Coverage Ratio" means, at the end of any fiscal quarter of the Company, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending at the end of such fiscal quarter, to (b) the sum of (i) Fixed Charges for such period plus (ii) Distributions paid during such period by the Company and its Subsidiaries.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" means

          (a)   the government of

               (i) the United States of America or any State or other political subdivision thereof, or

              (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government (including, without limitation, the New Jersey Board of Public Utilities).

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing
(whether by reason of being a general partner of a partnership or otherwise) any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d)   otherwise  to  assure  the  owner  of  such   Indebtedness   or
      obligation against loss in respect thereof.

      In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "holder"  means,  with respect to any Note, the Person in whose name such
Note is  registered  in the  register  maintained  by the  Company  pursuant to
Section 13.1.

      "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a)   its   liabilities   for  borrowed   money  and  its  redemption
      obligations in respect of mandatorily Redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)   Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

      "Institutional  Investor"  means  (a) any  original  purchaser of a Note,
(b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer holding Notes other than in trading accounts, or any other similar financial institution or entity, regardless of legal form.

      "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) to the extent deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

      "Investor Packet" is defined in Section 5.3.

      "Lease Rentals" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than (i) any leases with annual rentals that do not exceed $10,000 in the case of any single lease and $100,000 in the aggregate for all such leases excluded pursuant to this clause (i), and (ii) Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" is defined in Section 8.6.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

      "Net Proceeds Amount" means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

      "Notes" is defined in Section 1.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person"  means  an   individual,   partnership,   corporation,   limited
liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Preferred Stock" means, in respect of any corporation, shares of the capital stock of such corporation that are entitled to preference or priority over any other shares of the capital stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.

      "Principal Subsidiary" means any Subsidiary for which either (i) total assets equal or exceed 30% of Consolidated Assets or (ii) operating revenues for the immediately preceding four fiscal quarters equal or exceed 30% of Consolidated Operating Revenues for such period.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "Property Reinvestment Application" means, with respect to any Transfer of property, the satisfaction of each of the following conditions:

          (a) the application within 180 days of such Transfer (other than in a Debenture Indenture Application) of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Subsidiary of the Company making such Transfer, Elizabethtown Water Company or a Wholly-Owned Subsidiary of utility property of such Subsidiary to be used in the ordinary course of business of such Subsidiary and which has a Fair Market Value (after deduction for any Liens attributable thereto) at least equal to the Disposition Value of the property sold; and

          (b) the Company shall have delivered a certificate of a Responsible Officer of the Company to each holder of a Note referring to
      Section 10.7 and identifying the property that was the subject of such Transfer if such Transfer shall have resulted in a Net Proceeds Amount greater than $500,000, the Disposition Value of such property, and the nature, terms, amount and application of the proceeds from the Transfer.

      "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Redeemable" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is:

          (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or
      (iii) upon the occurrence of a condition not solely within the control of such Person; or

          (b)   convertible into other Redeemable capital stock.

      "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

      "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Restricted Investments" means all investments in cash in the common equity interests of Persons which are not primarily engaged in the generation, distribution or sale of electric energy or natural gas or the distribution or sale of water, or the furnishing of communications services, or water treatment and analysis services, or in the treatment of wastewater.

      "Security" shall have the same meaning as in Section 2(a)(1) of the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

      "Subsidiary" means, as to any Person, any corporation, association, limited liability company, or other business entity (a "Business Entity") in which such Person and/or one or more of its Subsidiaries own directly or indirectly a majority of (a) the combined voting power of all classes of voting stock having general voting power under ordinary circumstances to elect a majority of the directors of such Business Entity, if it is a corporation, (b) the capital interest or profits interest of such Business Entity, if it is a partnership, joint venture or similar entity or (c) the beneficial interest of such Business Entity, if it is a trust, association or other unincorporated organization. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

      "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

      "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

      "Utility Subsidiary" means any Subsidiary of the Company that is generally subject to regulation by the New Jersey Board of Public Utilities or any other public service commission, public utility commission or similar regulatory authority in the United States of America or any State or other political subdivision thereof.

      "Wholly-Owned Subsidiary" means any Subsidiary of Elizabethtown Water Company all of the equity interests (except director's qualifying shares) and voting interests are owned by any one or more of Elizabethtown Water Company and Elizabethtown Water Company's other Wholly-Owned Subsidiaries.


                                 Schedule 5.3
                         (to Note Purchase Agreement)
                  Financial Statements and Other Information

1. Note Purchase Agreement dated as of December 15, 1997 between the Company and American General Life Insurance Company.

2. Form 10-K of the Company for the year ended December 31, 1998, including audited financial statements for the fiscal year ended December 31, 1998.

3. Form 10-Q of the Company for the quarter ended March 31, 1999, including unaudited financial statements for the fiscal quarter ended March 31, 1999.

4. Form 10-Q/A of the Company for the quarter ended June 30, 1999, including unaudited financial statements for the fiscal quarter ended June 30, 1999, filed November 15, 1999.

5. Form 10-Q of the Company for the quarter ended September 30, 1999, including unaudited financial statements for the fiscal quarter ended September 30, 1999.

6.    Form 8-K of the Company dated November 21, 1999.

7.    Press  release  re:  proposed  merger  of  E'town   Corporation   with  a
      subsidiary of Thames Water plc.

8.    A.G. Edwards Research Report on the Company, dated November 12, 1999.

9.    A.G. Edwards Water Utility Stock update, dated November 29, 1999.

10. Reports of Standard & Poor's Ratings Group dated November 22, 1999 and Moody's Investors Service Inc., dated November 30, 1999.

11.   Thames Water plc. 1999 annual report.



                                 Schedule 5.4
                         (to Note Purchase Agreement)
         Subsidiaries of the Company and Ownership of Subsidiary Stock





                                 Schedule 5.15
                         (to Note Purchase Agreement)
                             Existing Indebtedness






                                     E-1-2

                                   Exhibit 1
                         (to Note Purchase Agreement)
                                [Form of Note]

      This Note has not been registered under the Securities Act of 1933, as amended, or any state securities law, and may not be transferred in violation thereof.

                              E'town Corporation

                    7.69% Senior Note due February 1, 2010

No.  R-[_______]                                             [Date]
$[__________]                                       PPN 269242 B# 9

      For Value Received, the undersigned, E'town Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] Dollars on February 1, 2010 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.69% per annum from the date hereof, payable semiannually, on the first day of February and August in each year, commencing with the February 1 or August 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.69% or
(ii) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York, New York as its "base" or "prime" rate.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in Westfield, New Jersey at the principal office of the Company in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of February 1, 2000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and Teachers Insurance and Annuity Association of America and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                  E'town Corporation


                                  By
                                    Its:  Treasurer


                                  By
                                    Its:  Secretary

[Seal]




                                  E-4.4(a)-2

                                Exhibit 4.4(a)
                         (to Note Purchase Agreement)
                          Form of Opinion of Counsel
                                to the Company



      The closing opinion of Walter M. Braswell, Esq., counsel for the Company, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to you, shall be satisfactory in scope and form to you and shall be to the effect that:

           1. The Company is a corporation, duly organized and validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified, licensed or in good standing would not be reasonably expected to have a Material Adverse Effect.

           2. Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified, licensed or in good standing would not be reasonably expected to have a Material Adverse Effect, and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and nonassessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

           3. The Note Purchase Agreement has been duly authorized, executed and delivered by the Company.

           4. The Notes have been duly authorized, executed and issued and constitute valid obligations of the Company.

           5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any New Jersey state or local governmental body (including, without limitation, the New Jersey Board of Public Utilities), is necessary in connection with the execution, delivery and performance of the Note Purchase Agreement or the Notes (other than such approvals, consents, filings, registrations or qualifications as may be required under the provisions of the securities or "Blue Sky" laws, or of any regulatory laws applicable to the Purchaser as an insurance company, as to which such counsel expresses no opinion).

           6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement and the Notes will not conflict with any law or any order of any court or governmental authority or agency applicable to or binding on the Company, or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

           7. Except as disclosed in the Investor Packet, there is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's business or assets, or which would question the validity of the Note Purchase Agreement or the Notes or impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Note Purchase Agreement.

The opinion of Walter M. Braswell, Esq. shall cover such other matters relating to the sale of the Notes as you may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.




                                  E-4.4(b)-2

                                Exhibit 4.4(b)
                         (to Note Purchase Agreement)
                  Form of Opinion of Special New York Counsel
                                for the Company



      The closing opinion of Winthrop, Stimson, Putnam & Roberts, special New York counsel for the Company, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to you, shall be satisfactory in scope and form to you and shall be to the effect that:

           1. The Note Purchase Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, provided that no opinion is expressed as to
      (i) the enforceability of the provisions of Section 12.1 of the Note Purchase Agreement requiring the payment of a Make-Whole Amount upon acceleration of the Notes to the extent such payment may be deemed a penalty, and (ii) the enforceability of the provisions of Section 15 of the Note Purchase Agreement requiring the payment by the Company of the costs and expenses of the holders of the Notes incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary, and except as the binding effect and enforceability of the Note Purchase Agreement against the Company may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally,
      (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law), and
      (iii) an implied covenant of good faith and fair dealing.

           2. The Notes constitute legal and binding obligations of the Company enforceable in accordance with their terms, except as the binding effect and enforceability against the Company may be limited by
      (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law), and (iii) an implied covenant of good faith and fair dealing.

           3. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any New York or
      Federal governmental body, is necessary in connection with the execution, delivery and performance of the Note Purchase Agreement or the Notes (other than such approvals, consents, filings, registrations or qualifications as may be required under the provisions of the securities or "Blue Sky" laws, or of any regulatory laws applicable to the Purchaser as an insurance company, as to which such counsel expresses no opinion).

           4. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement and the Notes will not conflict with any law or any order of any court or New York or Federal governmental authority or agency known to such counsel applicable to or binding on the Company, or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

           5. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement does not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

           6. Neither the issue and sale of the Notes by the Company nor the intended use of the proceeds in the manner contemplated by Section 5.14 of the Note Purchase Agreement will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States of America.

           7. The Company is not an "investment company", or a company "controlled" by an "investment company", subject to registration or regulation under the Investment Company Act of 1940, as amended.

The opinion of Winthrop, Stimson, Putnam & Roberts shall cover such other matters relating to the sale of the Notes as you may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.



                                  E-4.4(c)-3

                                Exhibit 4.4(c)
                         (to Note Purchase Agreement)
                      Form of Opinion of Special Counsel
                               to the Purchaser


                              February ___, 2000



Teachers Insurance and Annuity
Association of America
New York, New York


      Re:          $30,000,000 7.69% Senior Notes
                              Due February 1, 2010
                                       of
                               E'town Corporation

Ladies and Gentlemen:

      We have acted as your special counsel in connection with your purchase on the date hereof of $30,000,000 aggregate principal amount of the 7.69% Senior Notes due February 1, 2010 (the "Notes") of E'town Corporation, a New Jersey corporation (the "Company"), issued under and pursuant to the Note
Purchase Agreement as of February 1, 2000 (the "Note Purchase Agreement"), between the Company and you.

      In that connection, we have examined the following:

          (a)   The Note Purchase Agreement;

          (b) A copy of the Certificate of Incorporation of the Company and all amendments thereto certified by the Secretary of State of the State of New Jersey and the Certificate of the Secretary of State of the State of New Jersey evidencing that the Company is in good standing in such state (the "Good Standing Certificate");

          (c) A copy of the By-laws of the Company, as amended to the date hereof, and a copy of the resolutions adopted by the Board of Directors of the Company with respect to the authorization of the Note Purchase Agreement, the issuance, sale and delivery of the Notes and related matters, each as certified by the Secretary of the Company;

          (d) The opinion of Walter M. Braswell, Esq., counsel for the Company, dated the date hereof and delivered responsive to
      Section 4.4(a) of the Note Purchase Agreement, and the opinion of Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Company, dated the date hereof and delivered responsive to Section 4.4(b) of the Note Purchase Agreement;

          (e)   The Notes delivered on the date hereof;

          (f) Such certificates of officers of the Company and of public officials as we have deemed necessary to give the opinions hereinafter expressed; and

          (g) Such other documents and matters of law as we have deemed necessary to give the opinions hereinafter expressed.

      We believe that each opinion referred to in clause (d) above is satisfactory in scope and form and that you are justified in relying thereon. Our opinion as to matters referred to in paragraph 1 below is based solely upon an examination of the Certificate of Incorporation, the By-laws and the Good Standing Certificate of the Company and the Business Corporation Act of the State of New Jersey. We have also relied, as to certain factual matters, upon appropriate certificates of public officials and officers of the Company and upon representations of the Company and you delivered in connection with the issuance and sale of the Notes.

      Based upon the foregoing, we are of the opinion that:

           1. The Company is a corporation, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

           2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

           3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

           4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      Our opinion is limited to the laws of the State of New York, the Business Corporation Act of the State of New Jersey and the Federal laws of the United States and we express no opinion on the laws of any other jurisdiction.

                                  Respectfully submitted,









                        E'TOWN CORPORATION
              7.69% SENIOR NOTES DUE JANUARY 15, 2010
                           SCHEDULE 5.4
                       LIST OF SUBSIDIARIES




                                          State of        Percentage
                                        Incorporation       Owned


E'town Corporation

Elizabethtown Water Company               New Jersey          100%

E'town Properties, Inc.                   Delaware            100%

Applied Water Management, Inc.            New Jersey          100%

Applied Wastewater Services, Inc.         New Jersey          100%

Applied Wastewater Technology, Inc.       New Jersey          100%

Applied Environmental Services, Inc.      New Jersey          100%

Applied Watershed Management, Inc.        New Jersey          100%

Edison Water Company                      New Jersey          100%

Liberty Water Company                     New Jersey          100%

Elizabethtown Water Company

The Mount Holly Water Company             New Jersey          100%











                             SCHEDULE  5.4